Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Helius Medical Technologies, Inc.

Newtown, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-215286) and Form S-8 (No. 333-204155) of Helius Medical Technologies, Inc., of our report dated June 27, 2016, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/BDO Canada LLP

Vancouver, British Columbia

April 3, 2017